UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07      Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders of Sun BioPharma, Inc. (the “Company”) was held on June 6, 2017. The final results of the shareholder vote on each proposal brought before the Annual Meeting were as follows:

	For	Withhold	Broker Non-Votes
Proposal No. 1— Election of class 1 directors
Suzanne Gagnon	23,607,922	1,025	0
David B. Kaysen	19,893,678	3,715,269	0
Paul W. Schaffer	23,338,947	270,000	0

	For	Against	Abstain	Broker Non-Votes
Proposal No. 2—Ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	24,756,912	0	140,000	0

All proposals were approved by the Company’s shareholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: June 8, 2017	By	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer